                                                                    EXHIBIT 99.4

ARDENT BEHAVIORAL

     The following table sets forth selected historical financial and operating data of Ardent Behavioral for each of the years ended December 31, 2002, 2003 and 2004, and for, or as of the end of, the three months ended March 31, 2004 and 2005. The selected historical financial data as of and for each of the years ended December 31, 2002, 2003 and 2004 were derived from the audited combined financial statements of Ardent Behavioral. The selected historical financial data as of and for each of the three months ended March 31, 2004 and 2005 were derived from the unaudited condensed combined financial statements of Ardent Behavioral. These unaudited condensed combined financial statements include all adjustments necessary (consisting of normal recurring accruals) for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended March 31, 2005 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2005.

                                                                               THREE MONTHS
                                               YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                            ------------------------------   -----------------
                                              2002       2003       2004      2004      2005
                                            --------   --------   --------   -------   -------
                                                          (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Revenue...................................  $241,909   $267,568   $294,282   $73,134   $79,908
  Costs and expenses:
  Salaries and benefits...................   134,340    148,392    167,926    41,294    44,447
  Other operating expenses(1).............    65,646     68,469     74,606    18,210    18,298
  Provision for doubtful accounts.........     5,990      6,227      7,245     2,080     2,553
  Depreciation and amortization...........     2,203      2,501      3,664       619     1,199
  Interest, net...........................     8,481      4,940      2,854     1,749      (932)
  Other expenses(2).......................    17,243     11,637     16,483     4,259     3,192
                                            --------   --------   --------   -------   -------
     Total expenses.......................   233,903    242,166    272,778    68,211    68,757
                                            --------   --------   --------   -------   -------
Income from continuing operations before
  income taxes............................  $  8,006   $ 25,402   $ 21,504   $ 4,923   $11,151
                                            ========   ========   ========   =======   =======
Net income................................  $  7,814   $ 18,266   $ 15,739   $ 3,101   $ 7,058
                                            ========   ========   ========   =======   =======
BALANCE SHEET DATA (END OF PERIOD):
Cash and cash equivalents.................        --   $  1,822   $  2,671        --   $ 2,354
Working capital...........................        --     29,407     31,900        --    35,953
Property and equipment, net...............        --     76,562     83,355        --    83,465
Total assets..............................        --    210,814    234,291        --   242,473
Total debt................................        --         --         --        --        --
Total equity..............................        --    171,216    191,071        --   198,129
OTHER FINANCIAL DATA:
Capital expenditures......................  $  6,425   $  8,528   $ 10,457   $   814   $ 1,309
Net cash provided by (used in) continuing
  operating activities....................    13,737     22,050     18,065      (468)    5,512
OPERATING DATA:
Number of facilities......................        19         20         20        20        20
  Owned...................................        19         20         20        20        20
  Leased..................................        --         --         --        --        --
Number of licensed beds...................     1,840      1,986      1,993     1,993     1,981

                                                                               THREE MONTHS
                                               YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                            ------------------------------   -----------------
                                              2002       2003       2004      2004      2005
                                            --------   --------   --------   -------   -------
Admissions................................    31,456     33,474     37,162     9,497     9,982
Patient days..............................   455,828    481,317    514,069   126,872   136,540
Average length of stay....................        14         14         14        13        14

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(1) Other operating expenses include professional fees, supplies expense, rent expense and other operating expenses. Rent expense was $3,229, $3,502, $3,564, $881 and $775 for each of the years ended December 31, 2002, 2003 and 2004 and for each of the three months ended March 31, 2004 and 2005, respectively.

(2) Other expenses include: (a) for the year ended December 31, 2002 impairment of long-lived assets and restructuring costs of $78; (b) for the years ended December 31, 2002 and 2003, a gain on divestitures of $1,208 and $618, respectively; (c) for the three months ended March 31, 2004 and 2005 and the years ended December 31, 2002, 2003 and 2004, management fees paid to Ardent of $4,259, $3,192, $18,373, $12,255 and $16,483, respectively.